Exhibit 10.2

A Next Generation Imaging Technology Company for Military, Police and the Safety of Civilians

See It, Analyze It, Prevent It

Los Angeles, California, February 25, 2019 – Hawkeye Systems, Inc. a next generation imaging technology company, is pleased to announce that it has retained 5W Public Relations (“5WPR”), one of the top 10 independently owned PR firms in the U.S, as their PR Agency of Record.

“Hawkeye Systems is revolutionizing how we use optical imaging products across various global sectors by merging intelligence and real-time data in a way that has never been done before,” said Ronn Torossian, CEO and Founder of 5W Public Relations. “We are honored to help expand the company’s profile among investors and industries alike.”

“5W has built a reputation for delivering results and building brand images in the technology and security sectors,” added Corby Marshall, CEO of Hawkeye Systems. “We are excited to tap into the firm’s pool of talented communications professionals to help tell Hawkeye’s unique story.”

5WPR’s programs have led to award-winning recognition, including PR Agency of the Year, Digital/Social Media Campaign of the Year, Product Launch of the Year, Business to Business Program of the Year, among other awards. Located in New York, 5WPR works with corporations, consumer brands, technology firms, healthcare interests, regional businesses, non-profits and high-profile individuals.

About Hawkeye Systems, Inc.

Hawkeye Systems, Inc. is an American next generation imaging technology company developing products and services for military, police and the safety of civilians. We are focused on developing cutting edge optical imaging products and services to assist the military and police forces with Intelligence, Surveillance and Reconnaissance (ISR). Our civilian division is focused on the development of short-range threat detection (for example, covert weapons detection) and airport anti-drone systems in the joint-venture.

Hawkeye is led by U.S. Military Academy – West Point graduates, as well as film and entertainment industry leaders. We are researching, designing, and developing technology systems to protect and assist our military, police officers and first responders while helping keep civilians safe from all threats both foreign and domestic. Hawkeye: See It, Analyze It, Prevent It®.

About 5W Public Relations

5W Public Relations is a full-service PR agency in NYC known for cutting-edge programs that engage with businesses, issues and ideas. With more than 175 professionals serving clients in B2C (Family & Parenting, Home & Housewares, Travel & Hospitality, Nonprofit, Consumer Brands, Health & Wellness, Food & Beverage, Beauty & Fashion, Entertainment, Technology, etc.), B2B (Corporate Communications and Reputation Management), Public Affairs, Crisis Communications and digital strategy, 5W brings leading businesses a resourceful, bold and results-driven approach to communication.

For more information, please contact:

Corby Marshall, CEO

Number: 1-650-447-7300

Email: corby@hawkeyesystemsinc.com

Website: www.hawkeyesystemsinc.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our dependence on third-party suppliers and partners; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. Important factors that may cause the actual results to differ from those expressed within may include, but are not limited to: the success or failure of Hawkeye’s efforts to successfully market its camera; systems, other products and services as scheduled; Hawkeye’s ability to attract and retain quality employees; the effect of changing economic conditions; increased competition; the ability of Hawkeye to obtain adequate debt or equity financing. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.